Exhibit 99.1

CONTACTS:

Investors

InvestorRelations@amerantbank.com

(305) 460-8728

Media

media@amerantbank.com

(305) 441-8414

AMERANT BANCORP ANNOUNCES THE RESIGNATION OF CFO ALBERTO PERAZA AND

APPOINTMENT OF CARLOS IAFIGLIOLA AS INTERIM CFO

Coral Gables, Fla., March 4, 2020 – Amerant Bancorp Inc. (NASDAQ: AMTB and AMTBB) (the “Company”) announced today that Alberto Peraza has resigned as the Company’s Co-President and Chief Financial Officer, effective March 16, 2020, to pursue other interests. During this time, Mr. Peraza will continue in his position through the filing of the Company’s 2019 Annual Report on Form 10-K. After that date, he will serve as an advisor to the Company through April 28, 2020 to assist with transition efforts.

Amerant has appointed Carlos Iafigliola, currently the Company’s head of Treasury, as interim Chief Financial Officer, effective March 16, 2020.

Mr. Peraza’s resignation is for personal reasons and is in no way related to Amerant’s business performance, financial reporting or controls, where the Company has built a solid finance function.

“On behalf of Amerant, I want to thank Al for his valuable and significant contributions to the Company over the past 28 years,” said Amerant’s Vice-Chairman and CEO, Millar Wilson. “Al has been instrumental to the success of the Company and played a key role in our 2018 IPO, as well as our subsequent transformation into a domestically-focused community bank. We appreciate Al’s dedication to Amerant all these years and wish him all the best in his new endeavors.”

“We are fortunate to have an executive with Carlos’ experience serve as interim CFO,” added Wilson. “His in-depth knowledge of capital markets was integral to our leadership team during the IPO process, and we continue to recognize his contributions to our success over the past year.”

During his tenure at Amerant which began in 2004, Mr. Iafigliola has held various management positions in the Treasury area and most recently has served as our Senior Vice President and Treasury Manager since 2015. He has been responsible for balance sheet management and overall supervision of the Company’s treasury functions, including management of the investment portfolio, professional funding, and relationships with regulatory agencies and financial markets participants. Carlos chairs the Finance Committee and is a member of the Asset-Liability Committee. Mr. Iafigliola earned a degree in Economics from Universidad Católica Andres Bello in Caracas, Venezuela in 1998 and a Masters in Finance from Instituto de Estudios Superiores de Administración (IESA) in 2003.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, that Mr. Peraza is expected to serve as an advisor to the Company through April 28, 2020 to assist with the transition efforts and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” and other similar words and expressions of the future.

Forward-looking statements, including those as to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

About Amerant Bancorp Inc.

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida. The Company operates through its subsidiaries, Amerant Bank, N.A. (the “Bank”), Amerant Investments, Inc., Amerant Trust, N.A, and Elant Bank and Trust Ltd. The Company provides individuals and businesses in the U.S., as well as select international clients, with deposit, credit and wealth management services. The Bank, which has operated for over 40 years, is the largest community bank headquartered in Florida. The Bank operates 27 banking centers – 19 in South Florida, 8 in the Houston, Texas area, and loan production offices in Dallas, Texas and New York, New York. For more information, please visit www.amerantbank.com or https://investor.amerantbank.com.

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